Pegasus Tel, Inc.
Two Corporate Drive, Suite 234
Shelton, Connecticut 06484

Tel: 203.404.0450	Jerry Gruenbaum, CEO
Fax: 201.404.7795

March 23, 2012

Sent by Fax, e-mail, certified mail and on Form 8-K with the SEC

Pacific Stock Transfer Company
4045 South Spencer Street, Suite 403
Las Vegas, NV 89119

Re:           Termination of Transfer Agent Services for Pegasus Tel, Inc.

To Whom It May Concern:

This letter is to advise you that Pegasus Tel, Inc. has requested termination of your stock transfer services. Termination is to be effective immediately or as soon as legally possible.

We have appointed Action Stock Transfer Corp. as our new transfer agent and request that you provide them with the following materials:

•
A final, certified shareholder list with certificate detail information (i.e. certificate number, date issued, number of shareholders and shareholder addresses and social security numbers.) in both paper and electronic format.

•	Listing of brokers holding stock.

•	Stop transfer files (open and closed).

•	Pending and unprocessed stock transfers.

•	Legal files, Rule 144 transfer information files, pending replacement bonds, correspondence files, balance logs, etc.

•	Blank stock certificates, to include a certified inventory of the starting and ending certificate numbers.

•	Cancelled stock certificates and all historical transfer information.

•	All other pertinent or related documents.

Documents are to be sent to:
Action Stock Transfer Corp.
2469 E. Fort Union Blvd., Suite 214
Salt Lake City, UT 84121

Please contact Justeene Blankenship at 801-274-1088 to arrange delivery of these documents and materials. Her fax number is 801-274-1099.

I would also like to request that you send copies of any correspondence between you and Action Stock Transfer Corp. and a copy of the most recent shareholder’s list to our office: Two Corporate Drive, Suite 234, Shelton, CT 06484, Attn: Jerry Gruenbaum, Esq.

I sincerely appreciate your cooperation in this matter, thus ensuring an orderly and timely conversion of this very important function.

Thank you.

Sincerely,

/s/Jerry Gruenbaum
Jerry Gruenbaum
Chief Executive Office